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                                                                   Exhibit 10.31
           Amendment No. 1 to Field License

        This Amendment No. 1 to Field License ("Amendment") is effective as of March 22, 1996 among Cell Genesys, Inc. ("CG"), JT Immunotech USA Inc. ("JT") and Xenotech, L.P. ("Xenotech") concerning the Field License among CG, JT and Xenotech effective June 12, 1991 (the "Field License").

        1.      CG, JT and Xenotech hereby amend Article II to add a new Section
2.3 as follows:

                2.3 Additional Technology under the Technology Exchange Agreement. Notwithstanding anything herein to the contrary, no rights or licenses have been or shall be granted hereunder to Additional Technology, as such term is defined in the Technology Exchange Agreement dated March 22, 1996 among CG, Japan Tobacco Inc. and Xenotech.

        2. Except as specifically modified or amended hereby the Field License shall remain in full force and effect and, as so modified or amended, is hereby ratified, confirmed and approved. No provision of this amendment may be modified or amended except expressly in a writing signed by the parties nor shall any terms be waived except expressly in a writing signed by the party charged therewith. This Amendment shall be governed in accordance with the laws of the State of California, without regard to principles of conflicts of laws.

        IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date shown above on this Amendment.

CELL GENESYS, INC.                              JT IMMUNOTECH USA INC.

By: /s/    R. Scott Greer                       By: /s/    Yasushi Shingai
    -----------------------------                   ---------------------------
    Name:  R. Scott Greer                           Name:  Yasushi Shingai
    Title: Senior Vice President                    Title: President

XENOTECH, L.P.

By: /s/    Takashi Kamiya
    -----------------------------
    Name:  Takashi Kamiya
    Title: Chairman